EXHIBIT 1
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                            PRECLEARANCE REQUEST FORM
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Name:                      Date:

Ext #:                              Title/Position:
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TRANSACTION DETAIL: I REQUEST PRIOR WRITTEN APPROVAL TO EXECUTE THE FOLLOWING
                    TRADE:
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Buy: Sell: ___        Security Name: ___    Security type:

No. of  Shares:   Price:            If sale, date acquired:

Held in an SEI Portfolio: Yes ___  No ___
If yes, provide: (a) the Portfolio's name:

(b) the date Portfolio bought or sold the security:

Initial Public Offering:               Private Placement:
Yes ___   No ___                       ___ Yes  ___ No
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DISCLOSURE STATEMENTS
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I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) have knowledge of a possible or pending purchase or sale of the above security in any of the portfolios for which SEI acts as an investment adviser, distributor, administrator, or for which SEI oversees the performance of one or more it sub-advisers; (2) is in possession of any material nonpublic information concerning the security to which this request relates; and
(3) is engaging in any manipulative or deceptive trading activity.

I acknowledge that if the Compliance Officer to whom I submit this written request determines that the above trade would contravene SEI Investments Company's Code of Ethics and Insider Trading Policy ("the Policy"), the Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.

I acknowledge that this authorization is valid for a period of three (3) business days.
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Signature:                 Date:
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COMPLIANCE OFFICER'S USE ONLY
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Approved: ___   Disapproved: ___  Date:

By:                        Comments:

Transaction Report Received:  Yes  ___  No ___

NOTE:  This preclearance will lapse at the end of the day on    , 20      .
If you decide not to effect the trade, please notify the Compliance Department or designated Compliance Officer immediately.